DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

May 17, 2005

Job Number: C20050517-0846
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050181883-16	Articles of Incorporation	3 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0298622005-1
Document Number: 20050181883-16

Date Filed: 5/17/2005 10:20:09 AM
In the office of
[signature]
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Search By Headlines.Com Corp.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Nevada Agency and Trust Company Name 50 West Liberty Street, Suite 880 — Reno — NEVADA — 89501 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ 0.001 Number of shares without par value: Nil, See Schedule "A"
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Joe Loeppky Name #106-1310 56th St. — Delta — B.C. — V4L 2A4 Street Address — City — State — Zip Code 2. Peter Hornstein Name 1647 Summerhill Ct. — White Rock — B.C. — V4A 8S5 Street Address — City — State — Zip Code 3. Jason Hanson Name 308-210 West 16th St. — North Vancouver — B.C. — V7M 1T6 Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: to engage in any lawful act or activity under the general corporation law of Nevada
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Joe Loeppky [signature] Name — Signature #106-1310 56th St. — Delta — B.C. — V4L 2A4 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — MAY 16, 2005 Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Schedule "A"

ARTICLES OF INCORPORATION
OF
SEARCH BY HEADLINES.COM CORP.

Article 3
<u>SHARES</u>

<u>Section 1.01 Number and Classes</u>. The total number of shares of authorized capital stock of the Corporation shall consist of one hundred million (100,000,000) shares of Common stock, par value $0.001 per share.

<u>Section 1.02 Preferred Stock</u>. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive designation specified in the resolution of the Board of Directors providing for the issuance of such Preferred Stock from time to time. Each series of Preferred Stock:

(a) may have such number of shares;

(b) may have such voting powers, full or limited;

(c) may be subject to redemption upon such terms and conditions;

(d) may be entitled to receive dividends (which may be cumulative or non-cumulative) payable in cash, property, rights or securities at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or series of stock;

(e) may have such rights and preferences upon the dissolution or liquidation (whether voluntary or involuntary) of the Corporation;

(f) may be made convertible into or exchangeable for other securities, or cash, or other property or rights at such price or prices or at such rates of exchange, and with such adjustments;

(g) may be entitled to the benefit of a sinking fund to be applied to the redemption of shares of such series upon such terms and in such amount or amounts;

(h) may be subject to such restrictions as to issuance or as to the powers, preferences or rights of any such other series; and

(i) may have such other preferences and relative rights;

as in such instance is stated in the resolution of the Board of Directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions, the

number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding from time to time) by like action of the Board of Directors. Shares of any series of Preferred Stock, which have been redeemed (whether through the operation of a sinking fund or otherwise) by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class, will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.